UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported): June 16, 2010

UTG, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-16867	20-2907892
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

5250 South Sixth Street
Springfield, Illinois 62703
(Address of principal executive offices and zip code)

(217) 241-6300

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 5 – Corporate Governance and Management

Item 5.02.  Compensatory Arrangements of Certain Officers.

Effective January 1, 2009, in response to the general economic climate for financial institutions, Mr. Jess Correll, Chief Executive Officer and Mr. James Rousey, President, each voluntarily reduced their base pay $10,000 and $5,000 respectively.  With the subsequent calming of the economic climate, the Board determined these voluntary reductions should be reinstated effective June 16, 2010.  Therefore, at the meeting of the Board of Directors on June 16, 2010, the Board approved an increase in base salary to be paid to Mr. Correll and Mr. Rousey back to their pre-2009 levels.  Effective June 16, 2010, the base salary of Mr. Correll shall be $150,000 and the base salary of Mr. Rousey shall be $145,000.  Mr. Correll has held his current position since March 2000 and Mr. Rousey has held his current position since September 2006.

Messrs. Correll and Rousey are also members of the Board of Directors, but did not participate in the above discussions, nor did they vote.  The Company continues to have no written employment agreements nor oral arrangements with any of its corporate officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTG, INC.

Date:	June 16, 2010	By:	/s/Theodore C. Miller
Theodore C. Miller
Senior Vice President and Chief Financial Officer